                          CUBIST PHARMACEUTICALS, INC.

                              EMPLOYMENT AGREEMENT
                              --------------------


    THIS EMPLOYMENT AGREEMENT, entered into as of this 20th day of June, 1994 (this "Agreement"), is between Cubist Pharmaceuticals, Inc., a Delaware corporation (hereinafter called the "Employer"), and Scott M. Rocklage (hereinafter called the "Employee").

    1.    Freedom to Contract.  The Employee represents that he is free to enter
          ------- -- --------
into this Agreement, that he has not made and will not make any agreements in conflict with this Agreement, and that he will not disclose to the Employer, or use for the Employer's benefit, any trade secrets or confidential information which is the property of any other party.

    2.    Employment.  The Employer hereby employs the Employee, and the
          ----------
Employee hereby accepts his employment by the Employer, subject to and upon the terms and conditions set forth herein.

    3.    Effective Date and Term.  This Agreement shall take effect as of the
          --------- ---- --- ----
date hereof (the "Effective Date"), and shall continue thereafter in full force and effect until terminated in accordance with the provisions of this Agreement. The obligations and agreements of the Employee pursuant to Sections 7.2, 9, 10.4, and 10.5 hereof, and pursuant to the Confidentiality Agreement (as defined in Section 8 hereof) and the Stock Restriction Agreement (as defined in Section
6.3 hereof), shall survive the termination for any reason of this Agreement.

    4.    Title and Duties; Extent of Services.  The Employee shall promote the
          ----- --- ------  ------ -- --------
business and affairs of the Employer as President and Chief Executive Officer. The Employer shall use its best efforts to cause the Employee to be elected to the Board of Directors of the Employer, and the Employee shall devote his best efforts and entire time, attention and energies to the business and affairs of the Employer. As President and Chief Executive Officer of the Employer, the Employee shall have such duties and responsibilities as may be assigned to him by the Board of Directors from time to time. The Employee shall report and shall be responsible to the Board of Directors. Unless the Employee has received the written approval of the Board of Directors, he shall not participate in any other business or render services to any other business, as a principal, consultant, employee or in any other capacity.

    5.    Compensation and Benefits.
          ------------ --- --------

    5.1.  Salary.  During the term of the Employee's employment with the
          ------
Employer pursuant to this Agreement, the Employer shall pay the Employee a salary at the annual rate of $175,000, payable bi-weekly in arrears with an annual review.

    5.2.  Performance Bonus.  The Employer shall pay to the Employee a
          ----------- -----
performance bonus in respect of each fiscal year of the Employer, upon the achievement by the Employer of those milestones for such fiscal year as are mutually agreed upon by the Employee and the Board of Directors of the Employer. The Employee's bonus scale for each fiscal year shall be up to $50,000, subject to review by the Board of Directors of the Employer; provided, however, that the
                                                     --------  -------
Employee's bonus scale in respect of the Employer's fiscal year ending on December 31, 1994 shall be up to that amount equal to the product of (i) $50,000 and (ii) a fraction, the numerator of which shall be the number of days elapsed from the Effective Date to December 31, 1994 and the denominator of which shall be the total number of days in such fiscal year. The performance bonus payable to the Employee pursuant to this Section 5.2 shall be paid by the Employer within 90 days of the end of the applicable fiscal year of the Employer.

    5.3.  Medical Benefits.  During the term of the Employee's employment with
          ----------------
the Employer pursuant to this Agreement, the Employee shall be entitled, on a family coverage basis, to participate, at the Employer's expense, in the health insurance plan offered or generally made available to the Employer's employees based at the Employer's headquarters in Cambridge, Massachusetts, provided that
                                                                  --------
the Employer's insurance carrier accepts the Employee and the members of his family.

    5.4.  Certain Expenses Relating to Relocation.  The Employer shall reimburse
          ---------------------------------------
the Employee for the following expenses and pay the Employee the following amounts relating to the Employee's relocation to the Boston, Massachusetts area:

    (i) the reasonable lodging expenses incurred by the Employee during the period commencing on the Effective Date and ending on the earlier of (x) the closing of the purchase of a residence in the Boston, Massachusetts area or (y) the first anniversary of the Effective Date;

    (ii) the reasonable travel and lodging expenses incurred by the Employee prior to the Effective Date in connection with up to two trips by the Employee and his spouse to the Boston, Massachusetts area for the purpose of locating a permanent residence in such area; and

    (iii) the amount of $85,000, as reimbursement for other expenses incurred by the Employee in connection with the relocation of the Employee and his family and their property from the Los Gatos, California area to the Boston, Massachusetts area.

    5.5.  Sick Leave and Vacation.  During the term of the Employee's employment
          -----------------------
with the Employer pursuant to this Agreement, the Employee shall be entitled to sick leave and vacation consistent with the Employer's policy concerning sick leave and vacation.

    5.6.  Other Benefits.  During the term of the Employee's employment with the
          --------------
Employer pursuant to this Agreement, the Employee shall be entitled to receive such retirement benefits, life insurance, disability insurance and other fringe benefits as are customarily provided by the Employer to senior executives and/or key employees.

    6.    Stock Option.
          ------------

    6.1.  Grant of Stock Option.  As soon as practicable after the Effective
          ---------------------
Date, the Employer shall grant (the "Grant Date") to the Employee a stock option (the "Option") under the Employer's 1993 Amended and Restated Stock Option Plan (the "Plan") to purchase 1,316,849 shares (the "Option Shares") of the Employer's common stock, $.001 par value per share ("Common Stock"). The exercise price of the Option shall be equal to $.05 per Option Share. Promptly after the Grant Date, the Employer and the Employee shall enter into the Employer's standard form of Stock Option Agreement (the "Stock Option Agreement"), evidencing the Option and the terms thereof. The Option shall be subject to, and governed by, the terms and provisions of the Plan and the Stock Option Agreement.

    6.2.  Exercise of Option; Payment of Exercise Price.  The Option shall
          ---------------------------------------------
become exercisable in a series of sixteen (16) equal quarterly installments (6.25% per quarter) . The Employee may, at his option, pay the exercise price for the Option through the execution and delivery of a Secured Promissory Note payable to the Company, substantially in the form of Exhibit A attached hereto.
                                                     ------- -

    6.3.  Restrictions on Option Shares.  As a condition precedent to the
          -----------------------------
exercise of the Option, the Employee and the Employer shall enter into the Employer's standard form of Stock Restriction Agreement (the "Stock Restriction Agreement"), providing for certain restrictions on transfer (including certain rights of first refusal) applicable to the Option Shares, all as set forth in the Stock Restriction Agreement.

    7.    Termination.
          -----------

    7.1.  Termination Rights of the Parties.  The Employee may terminate his
          ----------- ------ -- --- -------
employment at any time by giving the Employer thirty (30) days' prior written notice thereof, whereupon such employment shall terminate on the earlier of (i) the 30th day following the date on which such notice is given to the Employer or
(ii) any date prior to such 30th day that is specified by the Employer by notice to the Employee. The Employer may terminate the Employee's employment at any time by giving notice of termination to the Employee, whereupon, unless otherwise specified by the Employer, the date of termination of the Employee's employment shall be the date on which notice of termination is given to the Employee. Upon the death of the Employee or the Employee's disability such that he is unable to perform his duties, his employment shall terminate immediately upon such occurrence. The date on which the Employee's employment hereunder terminates is hereinafter referred to as the "Termination Date".

    7.2.  Employee's Right to Compensation Following Termination; Severance Pay.
          ---------- ----- -- ------------ --------- -----------  --------- ---

          (a) If the Employee voluntarily terminates his employment hereunder, he shall not be entitled to compensation hereunder beyond the Termination Date, including, without limitation, severance pay.

          (b) If the employment of the Employee is terminated by the Employer for any reason other than for Cause (as defined in Section 7.2(c) below) within twelve (12) months from the Effective Date, then the Employee shall be entitled to severance pay in an amount equal to six (6) months of his then current annual salary (exclusive of any bonuses). After twelve (12) months from the Effective date, if the employment of the Employee is terminated by the Employer for any reason other than for Cause, then the Employee shall be entitled to severance pay in an amount equal to three (3) months of his then current annual salary (exclusive of any bonuses). Severance pay shall be payable bi-weekly in arrears. Severance pay shall cease upon the Employee's obtaining employment.

          (c) If the Employer terminates the employment of the Employee, at any time, for Cause, all of the Employee's rights to compensation, including, but not limited to, severance pay, shall thereupon cease. For purposes of this Agreement, "Cause" shall mean unlawful or dishonest conduct, or a breach of any of the Employee's obligations hereunder, including but not limited to his obligations under the Confidentiality Agreement (as defined below) (other than as a result of the Employee's death or disability).

    8.    Proprietary Information and Invention Agreement.  The Employee shall,
          -----------------------------------------------
as of the date hereof, enter into the Employer's standard form of Proprietary Information and Invention Assignment Agreement (the "Confidentiality

Agreement"), an original counterpart of which shall be attached hereto as Exhibit B and incorporated herein as if reproduced in its entirety.
- ------- -

     9.     Unique Nature of Agreement; Specific Enforcement.  The Employer and
            ------ ------ -- ---------  -------- -----------
Employee agree and acknowledge that the rights and obligations set forth with this Agreement are of a unique and special nature and that the Employer is, therefore, without an adequate legal remedy in the event of the Employee's violation of any of the covenants set forth in this Agreement. The Employer and Employee agree, therefore, that each of the covenants made by the Employee under this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity or otherwise (including termination of employment), that may be available to the Employer.

     10.    Miscellaneous.
            -------------

     10.1.  Entire Agreement.  This Agreement, the Confidentiality Agreement,
            ------ ---------
the Stock Option Agreement, and the Stock Restriction Agreement shall represent the entire agreement of the parties with respect to the arrangements contemplated hereby. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties.

     10.2.  Waiver.  No consent to or waiver of any breach or default in the
            ------
performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

     10.3.  Assignment.  This Agreement shall be binding upon and inure to the
            ----------
benefit of the parties hereto, their respective successors and assigns and, in the case of the Employee, his heirs. This Agreement may be assigned by the Employer to any Affiliate of the Employer and to a successor of its business (whether by purchase or otherwise). "Affiliate of the Employer" means any person which, directly or indirectly, controls or is controlled by, or is under common control with, the Employer and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, the holding of office in another, by contract, or otherwise. The Employee may not assign or transfer any or all of his rights or obligations under this Agreement.

     10.4.  Disputes.  In case of any dispute hereunder, the parties will submit
            --------
to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party waives any right to a jury trial and to claim or recover punitive damages.

     10.5.  Severability.  All headings and subdivisions of this Agreement are
            ------------
for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorized to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.

     10.6.  Governing Law.  This Agreement shall be governed by and construed in
            --------- ---
accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have signed this agreement as of the date written above as a sealed instrument.

                                   CUBIST PHARMACEUTICALS, INC.


                                   By: /s/John K. Clarke
                                       -----------------------
                                       John K. Clarke



                                   /s/Scott M. Rocklage
                                   ---------------------------
                                   Scott M. Rocklage

                                                                       EXHIBIT A
                                                                       ---------

                                PROMISSORY NOTE

$65,842.45                                                 Boston, Massachusetts

                                                           _______________, 1994


     FOR VALUE RECEIVED, the undersigned, Scott M. Rocklage (the "Maker"), by this Promissory Note (this "Note"), absolutely and unconditionally promises to pay to the order of CUBIST PHARMACEUTICALS, INC., a Delaware corporation (the "Payee"), the aggregate principal amount of Sixty-Five Thousand Eight Hundred Forty-Two Dollars and Forty-Five Cents ($65,842.45) on __________, 1997 (the "Maturity Date"), and to pay interest on the principal amount outstanding from time to time hereunder, from the date hereof through and including the date on which such principal amount is paid in full, at a rate of four percent (4%) per annum simple interest. Interest hereunder shall be due and payable on the first anniversary hereof, the second anniversary hereof and on the Maturity Date or any accelerated maturity hereof.

     The Maker shall have the right to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, without premium or prepayment penalty, provided that there is paid with each such principal prepayment all accrued and unpaid interest to the date of prepayment (calculated on the basis of a 365-day year for the actual number of days for which the same is due).

     All payments of interest and principal hereunder shall be made at the principal residence or business address of the holder hereof. All payments hereunder shall be applied first to any unpaid accrued interest, second to
                           -----                                 ------
payment of all, if any, other amounts except principal due under or in respect of this Note, and third to repayment of principal.
                  -----

     This Note is made and delivered by the Maker to the Payee pursuant to that certain letter agreement, dated ____________, 1994, between the Payee and the Maker.

     Anything implied herein to the contrary notwithstanding, in the event that
(1) the Maker shall fail to pay when due all or any portion of the principal of or interest on this Note, (2) the Maker shall make an assignment of the whole or a substantial part of his assets for the benefit of creditors, or (3) there shall be commenced by or against the Maker any proceeding under any bankruptcy, insolvency, readjustment of debt or similar law of any jurisdiction, (each event referred to in clauses (1) through (3) above being hereinafter referred to herein as an "Event of Default") then without notice to or demand upon the Maker the entire unpaid principal of this Note, and all interest accrued thereon, shall (if not already due and payable) immediately become and be due and payable to the order of the holder hereof.

     The Maker hereby, to the fullest extent permitted by applicable law: (a) waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note; (b) assents to any extension or postponement of the time of payment or any other indulgence, and to any substitution, exchange or release of collateral; and (c) agrees to pay to the holder, on demand, all costs and expenses of collection, including, without limitation, reasonable attorneys' fees and legal expenses, incurred by the holder in enforcing this Note, whether or not litigation is commenced.

     No failure by the holder to exercise, or delay by the holder in exercising, any right or remedy hereunder shall operate as a waiver therof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Acceptance by the holder of any payment after the maturity of this Note has been accelerated shall not constitute a waiver of such acceleration.

     This Note shall take effect as an instrument under seal and shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.



                                             ______________________________

                                                                       EXHIBIT B
                                                                       ---------

                         CUBIST PHARMACEUTICALS, INC.

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

     In consideration of my employment or continued employment by Cubist Pharmaceuticals, Inc. (together with any subsidiary of Cubist Pharmaceuticals, Inc., the "Company"), and the compensation now and hereafter paid to me. I hereby agree as follows:

     1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE.
At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing.

     The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation. "Proprietary Information" includes (a) inventions, mask works, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, regulatory matters, marketing and selling, business plans, budgets and unpublished financial statements, licenses, princes and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

     2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received, and in the future will receive, from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter. I will hold Third Party Information in the strictest confidence and will not disclose to anyone (except in connection with my work for the Company), unless expressly authorized by an officer of the Company in writing.

     3.   ASSIGNMENT OF INVENTIONS.

          3.1  ASSIGNMENT.
          (a) I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all patent rights, copyrights, mask work rights, trademarks, trade secret rights, all other rights throughout the world in connection therewith, and the goodwill associated with all of the foregoing (collectively, "Proprietary Rights")), whether or not patentable or registrable under patent, copyright, trademark or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to, or as directed by, the Company under this Paragraph 3 are hereinafter referred to as "Company Inventions". I agree, upon request, to execute, verify and deliver assignments of the Proprietary Rights to the Company or its designee and hereby appoint the Company my attorney-in-fact with respect to the Proprietary Rights for the purpose of effecting any or all of the Company's rights to the Proprietary Rights.

          3.2 GOVERNMENT. I also agree to assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be assigned to the United States of America by a contract between the Company and United States of America or any of its agencies.

          3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire", as that term is defined in the United States Copyright Act (17 U.S.C.
Section 101).

     4. ENFORCEMENT OF PROPRIETARY RIGHTS. From time to time, I will assist the Company in every proper way to obtain and enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment. I will promptly disclose all Inventions to the Company fully and in writing and will hold such Inventions in trust for the sole right and benefit of the Company. In addition, after termination of my employment. I will promptly disclose all patent applications filed by me within a year after termination of employment.

     6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth in Exhibit A attached hereto a complete list of all Inventions (i)
             ---------
that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, (ii) that I consider to be my property or the property of third parties and (iii) that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I
   ---------
understand that I am not to list such Inventions in Exhibit A but am to inform
                                                    ---------
the Company that all such Inventions have not been listed for that reason.

     7.   COVENANT NOT TO COMPETE OR SOLICIT.

          7.1 RESTRICTIVE COVENANTS. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. In view of the unique nature of the business of the Company and the need of the Company to maintain its competitive advantage in the industry, I agree that, for a period of three (3) years after the termination of my employment with the Company for any reason whatsoever, I shall not, directly or indirectly, within the United States of America or its Territories or possessions, or within any other country, (i) engage in, (ii) own an interest in, (iii) be employed by, or consult for, or act as an advisor to, any person or entity which engages in, or (iv) otherwise participate in any way in, any activity which competes with the Business (as defined in Section 7.2 below). During the term of my employment with the Company and for a period of three (3) years thereafter, I also shall not solicit, or arrange to have any other person or entity solicit, any person or entity engaged by the Company as an employee, customer, supplier, or consultant or advisor to, the Company to terminate such party's relationship with the Company. The time periods provided for in this
Section 7 shall be extended for a period of time equal to any period of time in which I shall be in violation of any provision of this Section 7.

          7.2  DEFINITION OF BUSINESS; COVENANT TO AGREE. For purposes of
Section 7.1 above, the term "Business" shall mean: (i) the current business of
                             --------
the Company, defined as the research, development, manufacture, promotion distribution, sale and license of treatments of diseases through or in connection with the use of tRNA or tRNA synthetases as targets; and (ii) any other business or businesses conducted by the Company at any time in the future, but only to the extent that the Company and I shall have agreed in writing on an accurate description of such other business or businesses. I hereby covenant and agree that, promptly after the Company submits a proposed description of any business conducted by the Company at any time in the future, I will use my best efforts, in good faith, to reach a written agreement with the Company as to an accurate description of such business, all for the purpose of ensuring that the business covered by any such description shall be included within the definition of "Business" for purposes of Section 7.1 above.
    --------

     8. NO IMPROPER USE OF MATERIALS. During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

     9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and my performance of my duties as an employee of the Company do not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     10. RETURN OF COMPANY DOCUMENTS. When I leave employ of the Company, I will deliver to the company any and all drawings, notes, memoranda, specifications, devices, formulas, molecules, cells, storage media, including software, documents and computer printouts, together with all copies thereof, and any other material containing or disclosing any Company Inventions. Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or the work areas, is subject to inspection by Company personnel at any time with or without notice.

     11. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and may become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement, and I waive the claim or defense that the Company has an adequate remedy at law. I shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists.

     12. NOTICES. Any notices required or permitted hereunder shall be given to me at the address specified below or at such other address as I shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

     13.  GENERAL PROVISIONS.

          13.1 GOVERNING LAW. This Agreement is executed under seal and will be governed by and construed according to the laws of the Commonwealth of Massachusetts.

          13.2 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification or amendment of this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

          13.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

          13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I may not assign any of my rights, or delegate any of my obligations, under this Agreement.

          13.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer on me any right with respect to continuation of my employment with the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

          13.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

          13.8 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

          13.9 JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Middlesex County, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES WITH RESPECT TO THIS AGREEMENT.

          13.10 DISCLOSURE. Within three (3) months after the start date of my employment with any other employer, I shall disclose the existence and terms of this Agreement to any employer or other person that I may work for or be engaged by after the termination of my employment or engagement at the Company. I agree that the Company may, after notification to me, provide a copy of this Agreement to any business or enterprise (i) which I may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which I may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which I may use or permit my name to be used. I will provide the names and addresses of any of such persons or entities as the Company may from time to time reasonably request.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: 20 June , 1994.
                    -----------    --
     I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHTS TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION OR TO COMPETE WITH THE COMPANY DURING OR SUBSEQUENT TO MY EMPLOYMENT.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:        28 June     , 1994.          /s/ Scott M. Rocklage
       -------------------    --           -------------------------------------

                                           Signature


                                            SCOTT M. ROCKLAGE
                                           -------------------------------------
                                           Name of Employee


                                 Address:   179 Sandy Pond Road
                                           -------------------------------------
                                            Lincoln, MA 01773
                                           -------------------------------------

                                           _____________________________________


ACCEPTED AND AGREED TO:
Cubist Pharmaceuticals, Inc.

By: /s/ Karin Liias Goldstein
    ---------------------------
    Signature


      Karin Liias Goldstein
    ---------------------------
    Print


Title: HR Mgr
      -------------------------

                                   EXHIBIT A


My CV with the listed patents and patent applications dated prior to 6/20/94.

                              [SIGNATURE ILLEGIBLE]
                                  6/28/94

                               SCOTT M. ROCKLAGE
                               -----------------


PERSONAL
- --------

Residence:                                             349 Los Gatos Blvd.
                                                       Los Gatos, CA 95032

Telephone:                                             (H/O) 408/356-0692

Date of Birth:                                         July 28, 1954

Marital Status:                                        Married
                                                       3 children


EDUCATION
- ---------

  Massachusetts Institute of Technology, Cambridge, Massachusetts
    Ph.D., Organometallic Chemistry, 1981


  University of California, Berkeley, California
    B.S., 1978


COMPENSATION
- ------------

  $170,000 base salary
  up to 40% bonus

                                                     Scott M. Rocklage - Page 2


                             DETAIL OF EXPERIENCE
                             --------------------


1992 to   NYCOMED INTERVENTIONAL. INC.
          ----------------------------
Present   Sunnyvale, California

               PRESIDENT, CEO AND CHAIRMAN

Mr. Rocklage founded Nycomed Interventional Inc. as a spin-off of Nycomed Salutar, Inc. with the goal of establishing the Nycomed presence in the radiology and cardiology marketplaces through the marketing and sales of high-end intravascular medical devices. Mr. Rocklage successfully negotiated with the Nycomed Board of Directors for $1 million in start-up operational financing. Mr. Rocklage's responsibilities include evaluating and negotiating corporate partnerships with leading-edge technology based R&D companies for exclusive worldwide product development and distribution rights.

1990 to   NYCOMED SALUTAR INC.
          --------------------
Present   (subsidiary of Nycomed AS)

               PRESIDENT AND CHIEF EXECUTIVE OFFICER

1986-90   SALUTAR INC.
          ------------
          Sunnyvale, California

     1989-90   VICE PRESIDENT, RESEARCH

Mr. Rocklage was instrumental in the 1989 $55 million corporate acquisition of Salutar, Inc. by Hafslund Nycomed AS from contract negotiations to due diligence. He integrated Salutar's R&D, financial and corporate activities and responsibilities with Hafslund Nycomed AS and Nycomed Imaging AS following the acquisition. Mr. Rocklage negotiated with the Board of Directors for significant growth in corporate and financial responsibilities for Salutar, Inc. that resulted in a budget increase from $4 million to $12 million and a staff increase from 25 to 75 in three years. In addition, Mr. Rocklage developed and maintained corporate partnering relationships with major participants in the diagnostic imaging industry (including Sterling Winthrop, Otsuka Pharmaceutical Co., Ltd., Byk Gulden, and Daiichi Pharmaceutical Co., Ltd.)

1987-89        DIRECTOR, RESEARCH

                                                     Scott M. Rocklage -- Page 3

- -------------


     1986-87   MANAGER, CHEMICAL RESEARCH

     Mr. Rocklage joined Salutar, Inc. in 1986 as part of the original team of four members with the responsibility of designing and implementing novel R&D programs in contrast-enhanced diagnostic imaging. He led the innovative R&D effort that resulted in three novel drug products in human clinical trials including the U.S. FDA approval of Omniscan (Licensed for U.S. marketing to Sanofi-Winthrop). First year sales was projected at $40 million.

1981-86   CATALYTICA ASSOCIATES. INC.
          ---------------------------
          Mountain View, California

     1983-86   GROUP LEADER

     1981-83   RESEARCH FELLOW


1978-81   MASSACHUSETTS INSTITUTE OF TECHNOLOGY
          -------------------------------------
          Cambridge, Massachusetts

               RESEARCH ASSOCIATE


1976-78   UNIVERSITY OF CALIFORNIA
          ------------------------
          Berkeley, California

               RESEARCH ASSISTANT